UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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WELLS FARGO VARIABLE TRUST

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Wells Fargo Advantage Funds [logo]

Wells Fargo Advantage Funds® Product Alert

March 2, 2009

Shareholder Meetings for Board of Trustee Elections Have Been Adjourned Until April 17, 2009

On February 27, 2009, the special meetings of shareholders of the Wells Fargo Funds Trust and Wells Fargo Variable Trust were adjourned until April 17, 2009. The Wells Fargo Funds Trust shareholder meeting will reconvene on April 17, 2009, at 3:00 p.m., Pacific Time, while the Wells Fargo Variable Trust shareholder meeting will reconvene at 4:00 p.m., Pacific Time, on the same day.

The reconvened meetings will be held at 525 Market Street, 12th Floor, San Francisco, in the Yosemite conference room. The purpose of these meetings is to elect seven nominees to the respective Boards of Trustees. If the slate of nominees is elected at the shareholder meetings on April 17, 2009, each Board will consist of seven Trustees, all of whom will be independent Trustees. With shareholder approval, the effective date of office would be immediate.

The Boards unanimously propose that the following nominees be elected or reelected to serve as Trustees for both Trusts:

* Mr. Peter G. Gordon

* Mr. Isaiah Harris, Jr.

* Ms. Judith M. Johnson

* Mr. David F. Larcker

* Ms. Olivia S. Mitchell

* Mr. Timothy J. Penny

* Mr. Donald C. Willeke

Wells Fargo Advantage Funds will continue to accept and solicit shareholder proxies for the elections until the adjourned meetings are reconvened on April 17, 2009. To date, the majority of the shareholder votes received have been in favor of electing these nominees.

If shareholders have questions about this election, please direct them to their trust officer, investment professional, or Investor Services for Wells Fargo Advantage Funds at

1-800-222-8222.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company.

114396 03-09

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

[Additional content for public Web site follows.]

Update on Board of Trustees Election

If you have questions about this election, please contact your trust officer, investment professional, or Investor Services for Wells Fargo Advantage Funds at 1-800-359-3379.

This Web site is accompanied by current prospectuses for Wells Fargo Advantage Funds®, an EdVestSM program description (PDF), and a tomorrow’s scholar® program description (PDF).

For 529 plans, an investor’s or a designated beneficiary’s home state may offer state tax or other benefits that are only available for investments in that state’s qualified tuition program. Please consider this before investing.

©2009 Wells Fargo Funds Management, LLC. All rights reserved. EdVest and tomorrow’s scholar are state-sponsored 529 college savings plans administered by the Wisconsin Office of the State Treasurer. Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Managed Account Services, Wells Fargo Advantage Funds, the Wells Fargo AdvisorSM program, and the EdVest and tomorrow’s scholar plans. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds and shares in the 529 plans are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC an affiliate of Wells Fargo & Company.

This Web site is for information purposes only and is not intended as a solicitation to sell or buy any security. Wells Fargo Advantage Funds are offered by prospectus and only to residents of the United States. Wells Fargo does not control or endorse and is not responsible for third-party Web sites to which this site links.

Wells Fargo Advantage Funds 1-800-359-3379